SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                 Date of Report: June 25, 2002




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





          Delaware                   1-12522                13-3714474
 (State or other jurisdiction   (Commission File No.)    (IRS Employer
     of incorporation)                                    Identification No.)




          707 Skokie Boulevard, Suite 600, Northbrook, Illinois       60062
                        (Address of Principal Executive Offices)    (Zip Code)



     Registrant's telephone number, including area code: (847) 418-3804



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ITEM 5.   OTHER EVENTS

Tribal Leadership Dispute

     Alpha Hospitality Corporation (the "Company") has interests in a partnership, Catskill Development, LLC ("Catskill") that has certain agreements with regard to the development of a casino for the St. Regis Mohawk Tribe (the "Tribe"). These agreements were entered into with a leadership group that has been seeking re-recognition by the Bureau of Indian Affairs (the "Bureau") as the "Constitutional Government" of the Tribe. These agreements are essentially extensions of the agreements entered into at the time that this group was recognized by the Bureau and are currently in force. Catskill also had agreements executed by the leadership group of the Tribe that is currently recognized by the Bureau, know as the "Three Chiefs". It is the breach of the agreements executed by the Three Chiefs, which have expired, which are the subject of litigation with Park Place Entertainment Corporation.

     Representatives of the Constitutional Government have been seeking to intervene, for purposes of appeal, in a lawsuit brought by the Three Chiefs in the District Court for the District of Columbia (the "Court"). In that case the Court found that the Bureau had abused its discretion in the proceedings under which the Constitutional Government had been granted recognition. In the intervention proceedings, the Constitutional Government had been denied the right to intervene in part because the Court found that the earlier case did not involve a "final decision" by the Bureau.

     On June 5, 2002, Neal McCaleb, Assistant Secretary for Indian Affairs of the Department of the Interior (the "Department"), issued a letter to the attorney for the Constitutional Government. The letter responded to a request by the Constitutional Government for a reconsideration of the recognition of the Three Chiefs by the Department and denied the request.
The letter reviewed actions taken by the Department and the Constitutional Government, including the recognition of the Three Chiefs, subsequent to the original decision of the Court and expressed the view that the Constitutional Government had either exhausted or failed to timely pursue it administrative remedies with regard to the recognition of the Three Chiefs. The letter ends with a statement that "this decision constitutes the final agency decision for the Department".

     The Company has been informed that the Constitutional Government and its attorneys are reviewing this decision and evaluating various alternatives for judicial review of the decision. However, the Company cannot predict whether the Constitutional Government will pursue an appeal of this decision or other proceedings in connection with its re-recognition effort or whether such an appeal or other proceedings will ultimately be successful.

ITEM 6.  Resignation of Registrant's Directors

Resignation of Brett Tollman

     Brett Tollman, the son of former Chairman and Chief Executive Officer Stanley Tollman, has submitted his resignation as a member of the Board of Directors and Vice President of the Company. Mr. Tollman resigned following the filing of a Federal complaint alleging tax violations against him. Mr. Tollman indicated that he had submitted his resignation because he felt that, even though the allegations against him are unrelated to the business of the Company, it was in the best interest of the Company and expressed his view that the allegations are entirely unwarranted.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 25, 2002                    ALPHA HOSPITALITY CORPORATION
                                                 (Registrant)

                                         By: /s/ Scott A. Kaniewski
                                             Scott A. Kaniewski
                                             Chief Financial Officer